Exhibit 32.2

RULE 13(a)-14(b) CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of Brandywine Operating Partnership, L.P. (the “Partnership”) on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher P. Marr, Senior Vice President and Chief Financial Officer of Brandywine Realty Trust, the Partnership’s General Partner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Christopher P. Marr Christopher P. Marr of Brandywine Realty Trust, the General Partner of Brandywine Operating Partnership, L.P. Senior Vice President and Chief Financial Officer Date: March 16, 2005

*A signed original of this written statement required by Section 906 has been provided to Brandywine Operating Partnership, L.P. and will be retained by Brandywine Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.